UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            August 24, 2005

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia		30091-5625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                     Termination of a Material Definitive Agreement.

As described in Item 5.02 below, on August 24, 2005, Immucor, Inc. (the “Company”) accepted the resignation of Steven C. Ramsey as Chief Financial Officer of the Company.  As a result of Mr. Ramsey’s resignation, the employment agreement dated October 13, 1998, between the Company and Mr. Ramsey (which was filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 1999 and is incorporated by reference herein) was terminated effective August 24, 2005.

Item 2.02                     Results of Operations and Financial Condition.

On August 29, 2005, the Company issued a press release announcing its revised results of operations for the fiscal quarter and year ended May 31, 2005.  The text of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.  The Company also hosted a telephone conference call at 8:30 a.m. (EDT) on Tuesday, August 30, 2005, to discuss the matters reported in this press release.  A transcript of this telephone conference call will be furnished at a later date.

The information that is furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained herein and in the exhibit attached hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2005, the Company accepted the resignation of Mr. Ramsey as Chief Financial Officer of the Company.  Patrick Waddy has been appointed interim Chief Financial Officer.  Mr. Waddy has served as the Company’s Vice President of Finance since July 2004 and also serves as the President of Dominion Biologicals Ltd (“Dominion”), a position he held at the time of the Company’s acquisition of Dominion in 1996.  Mr. Waddy is a Chartered Accountant. There are no family relationships between Mr. Waddy and any of the Company’s directors or executive officers.

The Company and Mr. Waddy are parties to an employment agreement dated October 13, 1998.  This agreement is for a 12-month term and automatically renews for successive 12-month terms, unless sooner terminated.  Mr. Waddy’s current annual base salary is approximately $222,000.  If the Company terminates his employment without cause, then Mr. Waddy would continue to be compensated at a rate equal to his average annual compensation, including bonus payments, for the remaining term of the agreement.  “Cause” is defined generally to include dishonesty, an act of defalcation, continuing inability or refusal to perform reasonable duties assigned to him, and moral turpitude.

If Mr. Waddy terminates his own employment within 60 days after a change of control, or if the Company terminates his employment after a change of control, the Company must pay Mr. Waddy a lump sum equal to two times his average annual compensation, and he may also be entitled to outplacement assistance. If there is a change of control (whether or not Mr. Waddy’s employment terminates), all of his stock options will immediately vest and become exercisable in full for the remainder of the terms of those options.  The agreement also contains covenants prohibiting Mr. Waddy from disclosing confidential information and from competing with the Company, both during and for specified periods after the termination of employment.

Item 9.01.                  Financial Statements and Exhibits.

(c)          Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1

Employment Agreement dated October 13, 1998, between the Company and Steven C. Ramsey (incorporated by reference to Exhibit 10.20 to Immucor, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 31, 1999).

99.1	Press Release dated August 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date:	August 30, 2005	By:	/s/ Edward L. Gallup
Edward L. Gallup
Chief Executive Officer and Chairman

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

10.1

Employment Agreement dated October 13, 1998, between the Company and Steven C. Ramsey (incorporated by reference to Exhibit 10.20 to Immucor, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 31, 1999).

99.1	Press Release dated August 29, 2005.